Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Telix Pharmaceuticals Limited of our report dated March 14, 2024, except for Note 3 which is dated May 17, 2024, relating to the financial statements of Telix Pharmaceuticals Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Melbourne, Australia
May 17, 2024